EXHIBIT 10.6

State of South Carolina

County of Charleston	Lease Agreement

THIS LEASE, made and entered into this the 17th day of January, 2005 by and between BELLE-HALL DEVELOPMENT PHASE III LIMITED PARTNERSHIP, a South Carolina Limited Partnership (hereinafter called “Landlord”) and DGSE COMPANIES, INC., a Nevada corporation (hereinafter called “Tennant”);

WITNESSETH:

That for and in consideration of the mutual agreement of the parties, including the rental agreed to be paid by Tenant to Landlord, Landlord leases and demises to Tenant, and Tenant leases, demises and rents from Landlord the following described Premises on the terms and conditions set out in this Lease and in the schedule annexed hereto and entitled Fundamental Lease Provisions, to-wit:

1. Description of Leasehold Premises.
The Premises this day leased, demised and rented (hereinafter called the “Premises”) are identified in the schedule annexed hereto entitled Fundamental Lease Provisions and are cross-hatched and labeled on the sketch of the Shopping Center (the “Shopping Center”) which is attached hereto and incorporated herein as Exhibit “A”. The square feet of Gross Leasable Area within the Premises is set forth on the schedule annexed hereto entitled Fundamental Lease Provisions.

2. Use.
Tenant shall use the Premises solely for the purposes described as “Permitted Uses” in the schedule annexed hereto entitled Fundamental Lease Provisions, and for no other use or purpose.

3. Common Areas.
Tenant and its employees, agents, invitees and licensees are also granted the right, in common with others, to the non-exclusive use of such of the areas as are from time to time designated by Landlord as “Common Areas” within the Shopping Center, subject to the exclusive control and management thereof at all times by Landlord and the exclusive rights of certain tenants and/or other occupants of the Shopping Center in and to portions of such areas. The Common Areas shall include the facilities in the Shopping Center which are designated for the general use, in common, of the occupants of the Shopping Center, and to the extent the same are provided, the parking areas, sidewalks, roadways, loading platforms, restrooms, ramps, maintenance and mechanical areas, management offices, promotion offices, and landscaped areas. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Shipping Center. Landlord will have the right (i) establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas and any portions thereof; (iii) close any or all portions of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights by an person or by the public therein; (iv) close temporarily and or all portions of the Common Areas; (v) change the number and location of buildings, building dimensions, number of floors in any of the buildings, store dimensions, driveways, Common Areas, the identity and type of other stores and tenants, provided only that the size of the Premises (as herein defined), reasonable access to the Premises and the parking facilities to be provided shall not be materially impaired, and (vi) do and perform such other acts in and to the Common Areas and improvements therein as, in the exercise of good business judgment, Landlord shall determine to be advisable.

4. Tenant’s Acceptance of Property.
Neither the Landlord nor its agents have made any representations with respect to the Premises, the building or the land upon which it is erected, except as expressly set forth herein or as may be agreed to, in writing, by both parties, and no rights, easements, or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Tenant accepts the same “as is”, that all obligations imposed upon Landlord under this Lease have been fully performed and that the Premises were in good condition at the time possession was taken, except such items as may be agreed upon in writing, by both parties prior to entry.

5. Landlord’s Work and Tenant’s Work.
Landlord, at its cost, shall construct upon and provide to the Premises for use and occupancy by Tenant such items of work, material and fixtures as may be specifically identified as Landlord’s Work on Exhibit “B” which is attached hereto and incorporated herein by reference and Tenant, at its cost, shall provide such items of work, material and fixtures as may be identified as Tenant’s Work on said “Exhibit B”. All Tenant’s work will be done in a workmanlike manner in accordance with the Tenant Construction Criteria Handbook provided by Landlord. Tenant acknowledges that it has been received from Landlord a copy of the Tenant Construction Criteria Handbook. Tenant’s contractor must be approved by the Landlord prior to the commencement of any construction.

6. Lease Term and Lease Year.
The term of this Lease shall be the period specified on the schedule annexed hereto entitled Fundamental Lease Provisions and shall begin on the Beginning Date. The Beginning Date shall be the date shown on the schedule annexed hereto entitled Fundamental Lease Provisions.

The term, “Lease Year,” as used herein shall be a calendar year and each Lease Year shall begin on January 1. The first full Lease Year of the term of this Lease shall begin on the first day of January next following the Beginning Date (unless the Beginning Date should occur on January 1) and each succeeding Lease Year shall begin on the first day of each succeeding January during the term of this Lease. Any portion of the term of this Lease which is prior to January 1 of the first Lease Year or after December 31 of the final full Lease Year shall be deemed a “partial Lease Year”.

If the Premises are vacant prior to the Beginning Date, Tenant shall have the right with the prior written consent of Landlord, at its own risk, to enter upon the Premises for the purpose of taking measurements therein and for any other reasonable purpose permitted by Landlord; provided, however, that such entry shall not interfere with any work being done by or on behalf of Landlord, and Tenant shall indemnify Landlord against any loss or liability arising therefrom.

Tenant agrees to occupy the Premises and commence the operation of business therein promptly upon commencement of the Lease Term.

7. Rental; When Paid.
Throughout the term of this Lease, Tenant shall pay to Landlord in equal monthly installments the Fixed Minimum Rent which is shown on the schedule annexed hereto entitled Fundamental Lease Provisions, without notice, demand, set-off or deduction.

The Fixed Minimum Rent and the sums designated as additional rental shall be paid in equal monthly installments as shown on the schedule attached and entitled Fundamental Lease Provisions or as adjusted as herein provided in advance on or before the first day of the month for which said amounts are due (or in any lump sum if so provided under this Lease); however, if the term of this Lease shall commence and/or end on a day other than the first day of the calendar month, the rental for the portions of a month at the beginning and end of the Lease Term shall be prorated and paid in advance. All amounts due but unpaid after the fifth (5th) day of each month shall be subject to a late fee of ONE HUNDRED DOLLARS ($100.00) per month.

Failure of Landlord to furnish to Tenant a statement for amounts owed by Tenant within time as herein set forth shall not affect Tenant’s obligation to pay when such amounts are billed.

In addition to the fixed minimum rent, throughout the term of this Lease, Tenant shall pay to Landlord in equal monthly installments as additional rent the following sums without notice, demand, set-off or deduction:

a.	Percentage Rent. - Not Applicable

b.	Common Area Maintenance Charge.
An amount equal to Tenant’s proportionate share of the Common Area Expenses as hereinafter defined. The Common Area Maintenance Charge for the first Lease Year or for any partial Lease Year which precedes the first Lease Year shall be an estimated amount which is specified as Common Area Maintenance Charge on the schedule annexed hereto entitled Fundamental Lease Provisions. The Common Area Maintenance Charge for each succeeding Lease Year or partial Lease Year shall be reasonably estimated by Landlord at the beginning of each such year and the amount payable in such Lease Year or partial Lease Year shall be determined by multiplying such estimated Common Area Expenses by a fraction, the numerator of which shall be the number of square feet of Gross Leasable Area of the Premises and the denominator of which shall be the total leasable space in the Shopping Center. This Article 7b is further subject to the provisions set forth in Addendum A attached hereto and incorporated herein by reference.

If the actual Common Area Expenses in any Lease Year or partial Lease Year exceed the estimates for the applicable year, Tenant shall within thirty (30) days after receipt of a statement from Landlord certifying the actual Common Area Expenses for the certified year and Tenant’s proportionate share thereof pay to Landlord a lump sum in an amount which will effect the necessary adjustment. Landlord shall determine such amount within a reasonable period of time after the end of any Lease Year or partial Lease Year.

If the Common Area Maintenance Charge paid by Tenant in any Lease Year or partial Lease Year exceeds Tenant’s share of the Common Area Expenses for that period, Landlord shall credit any excess payments made by Tenant against future installments of Common Area Maintenance Charges payable by Tenant hereunder or, during the last Lease Year, Landlord will refund such excess to Tenant within a reasonable period of time following the expiration of the Lease Term, provided Tenant is not then in default of any of its obligations under this Lease.

The term “Common Area Expenses” shall mean and include the total cost and expense paid or incurred in operating, managing and maintaining the Common Areas (including appropriate reserves), including, but not limited to, landscaping, parking lot repair, security, painting, lighting, insurance, removal of snow, trash, pest control, refuse, lights, payment for utilities, water, electricity and gas, Common Area maintenance and security personnel payroll, operation of maintenance equipment and supplies; services, if any, furnished by Landlord for the nonexclusive use of all tenants; as well as administrative costs equal to fifteen percent (15%) of the total cost of operating and maintaining the Common Area.

c.	Taxes.
An amount equal to Tenant’s proportionate share of the Taxes. The Taxes for the first Lease Year or for any partial Lease Year which precedes the first Lease Year shall be an estimated amount which is specified as Taxes on the schedule annexed hereto entitled Fundamental Lease Provisions. The Taxes for each succeeding Lease Year or partial Lease Year shall be reasonably estimated by Landlord at the beginning of each such year and the amount payable in such Lease Year or partial Lease Year shall be determined by multiplying such estimated Taxes by a fraction, the numerator of which shall be the number of square feet of Gross Leasable Area in the Premises and the denominator of which shall be the total leasable area in the Shopping Center. This Article 7c is further subject to those provisions set forth in Addendum A attached hereto.

If the actual Taxes in any Lease Year or partial Lease Year exceed the estimates for the applicable year, Tenant shall within thirty (30) days after receipt of a statement from Landlord certifying the actual Taxes for the certified year and Tenant’s proportionate share thereof pay to Landlord a lump sum in an amount which will effect the necessary adjustment. Landlord shall determine such amount within a reasonable period of time of receipt of all the bills for Taxes for each Lease Year or partial Lease Year. If the Taxes paid by Tenant in any Lease Year or partial Lease Year exceed Tenant’s share of Taxes for that period, Landlord shall credit any excess payments made by Tenant against future installments of Taxes payable by Tenant hereunder or, during the last Lease Year, Landlord will refund such excess to Tenant within a reasonable period of time following the expiration of the term of this Lease, provided Tenant is not then in default of any of its obligations under this Lease.

The term “Taxes” shall mean all governmental imposes, levies, fees, taxes, assessments or charges of every kind and nature whatsoever which are levied, assessed or imposed against the Shopping Center or any portion thereof or by reason of its ownership and operation of the Shopping Center and its receipt of rent therefrom including, without limitation, ad valorem taxes, real estate taxes, any other tax on rents or real estate, water or sewer and all other governmental exactions from time to time directly or indirectly assessed or imposed upon the Shopping Center including any interest on the same that may be incurred and/or the portion of the land upon which it is situated, including all costs and fees paid or incurred by Landlord in contesting, or in negotiating with the public authorities as to the amount of such assessments, charges or taxes or the basis upon which the same shall be assessed.

During the entire term of this Lease, Tenant shall pay promptly when due all taxes imposed upon Tenant’s business and upon all personal property and improvements of Tenant used in connection therewith.

d.	Insurance.
An amount equal to Tenant’s proportionate share of Insurance. The insurance costs for the first Lease Year or for any partial Lease Year which precedes the first Lease Year shall be an estimated amount which is specified as Insurance on the schedule annexed hereto entitled Fundamental Lease Provisions. The insurance cost for each succeeding Lease Year or partial Lease Year shall be reasonably estimated by Landlord at the beginning of each such year and the amount payable in such Lease Year or partial Lease Year shall be determined by multiplying such estimated costs by a fraction, the numerator of which shall be the number of square feet of Gross Leasable Area in the Premises and the denominator of which shall be the total leasable area in the Shopping Center. This article 7d is further subject to those provisions set forth in Addendum A attached hereto.

If the actual insurance costs in any Lease Year or partial Lease Year exceed the estimates for the applicable year, Tenant shall within thirty (30) days after receipt of a statement from Landlord certifying the actual insurance costs for the certified year and Tenant’s proportionate share of such insurance costs pay to Landlord a lump sum in an amount which will effect the necessary adjustment. Landlord shall determine such amount within a reasonable period of time after the end of each Lease Year or partial Lease Year. If the insurance cost paid by Tenant in any Lease Year or partial Lease Year exceed Tenant’s share of insurance costs for that period, Landlord shall credit any excess payments made by Tenant against future installments of insurance costs payable by Tenant hereunder or during the last Lease Year, Landlord will refund such excess to Tenant within a reasonable period of time following the expiration of the term of this Lease, provided Tenant is not then in default of any of its obligations under this Lease.

The term “insurance costs” shall mean and include the cost to Landlord of insurance obtained by Landlord in connection with the Shopping Center, including, without limitation, any liability insurance or extended coverage; personal injury; death and property damage; fire; theft or other casualty insurance; Workmen’s Compensation Insurance; fidelity bonds for personnel and insurance against liability for defamation and false arrest occurring in or about the Common Area.

Tenant further agrees to pay on demand from Landlord the full amount of any increase in premiums on insurance carried by Landlord to the extent that such increase is connected to Tenant’s use of the Premises and/or the Shopping Center.

e.	Trash.
In the even Landlord provides trash collection service, an amount equal to Tenant’s proportionate share of the cost of trash collection. The trash cost for the first Lease Year or for any partial Lease Year which precedes the first Lease Year shall be an estimated amount which is specified as Trash on the schedule annexed hereto and entitled Fundamental Lease Provisions. Tenant’s share of trash costs for each succeeding Lease Year or partial Lease Year shall be estimated by Landlord at the beginning of each such Lease Year and subsequently adjusted in the manner provided in subparagraph (b) of this Paragraph 7 with respect to Common Area Maintenance Charge.

f.	Utilities and Services.
From and after the delivery of the Premises to Tenant by Landlord, Tenant shall pay for all electricity, gas, heating, lighting, ventilating, air conditioning, water, sewer, garbage disposal, custodial services and other utilities and services supplied to the Premises. If any such utilities or charges are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants in the Shopping Center, Tenant will pay to Landlord its proportionate share of such utility charges.

Landlord may install reregistering meters and collect any and all utility charges as aforesaid from Tenant, making returns to the proper public utility company or governmental unit, provided that Tenant shall not be charged more than the rates it would be charged for the same services if furnished direct to the Premises by such companies or governmental units. At the option of Landlord, any utility or related service which Landlord may at any time elect to provide to the Premises my be furnished by Landlord or any agent employed, or independent contractor selected, by Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers so long as the rates charged by the Landlord or by the supplier of such utility or related service are competitive.

g.	Additional Rent.
In the event Tenant shall fail to comply with its covenants (which covenants are specifically set forth under Paragraph 12 of this Lease); (1) to use and occupy the Premises continuously and uninterruptedly throughout the term of this Lease, (2) to be open for business during at lease the minimum hours set forth in Paragraph 12 hereof, and (3) to refrain from conducting any auction, fire, bankruptcy, selling out or going out of business sale on or about the Premises, then in any of such events, in addition to any remedy Landlord may otherwise have pursuant to this Lease, at law or in equity, Tenant shall pay to Landlord as liquidated damages the sum of $100.00 per day as additional rent hereunder for Tenant’s breach of such covenants for so long as Tenant is in breach of such covenants. Landlord and Tenant agree that actual damages to Landlord in the event Tenant does not comply with these covenants would be difficult, if not impossible, to ascertain. Landlord’s right to receive such additional rent as liquidated damages for Tenant’s breach shall be in addition to its other rights and remedies set forth in this Lease, and the receipt of additional rent by Landlord hereunder shall not constitute a waiver by Landlord of its other right to exercise the rights and remedies set forth in this Lease.

The fixed minimum rent, together with the sums payable pursuant to subparagraphs 7a through 7g above shall constitute the “contract rent”, as such term is used in N.C.G.S. § 42-34(b).

8. Address.
All rentals to be paid under the provisions of Paragraph 7 herein, all other sums to be paid by Tenant to Landlord and all written communications by Tenant to Landlord shall be delivered to Landlord at 3800 Arco Corporate Drive, Suite 200, Charlotte, North Carolina 28273, or to such address as is shown on the schedule annexed hereto entitled Fundamental Lease Provisions or to such other person, firm or corporation and/or at such other place shall be designated by Landlord by written notice to Tenant.

All written communications by Landlord to Tenant shall be delivered to the Premises unless a different address has been specified in the schedule annexed hereto entitled Fundamental Lease Provisions in which case such written communications shall be delivered to the address specified.

All notices required under this Lease shall be in writing, signed by the party giving such notice and transmitted by certified mail, postage prepaid, and shall be deemed given when deposited in the United States Mail addressed to the Tenant or Landlord as set forth above.

9. Repairs.
Landlord shall be responsible for repairs upon the roof and exterior walls of the Premises. Such repairs to be completed within a reasonable period following receipt of written notice from Tenant of the need for any such repairs. Tenant shall be responsible for the maintenance, repair and replacement of any glass and doorways, and any roofing and exterior walls if the necessity therefore should be the result of Tenant’s negligence or intentional act(s) or the negligence or intentional act(s) of any agent, employee, customer, invitee or licensee of Tenant, as well as for the maintenance, repair and replacement of any other portions of the Premises not otherwise expressly required to be maintained by Landlord pursuant to the terms hereof. Tenant shall keep the interior of the Premises in good repair, maintaining and replacing, when necessary, all electrical, plumbing, heating, air conditioning and other mechanical installations and shall maintain and repair all doors (exterior and interior) and all plate glass and window glass, effecting all such repairs and replacements at its own expense and employing materials and labor of a kind and quality equal to the original installations. If Tenant fails to replace or repair equipment or other installations in or about the Premises as above provided, then immediately after advising Tenant in writing as to the necessity therefore, Landlord may accomplish the required work and add the cost thereof to the next due rental installment(s) but Tenant shall not be liable to the Landlord for any failure to fulfill obligations of this paragraph until such time as the Tenant shall be notified in writing of such failure.

Tenant agrees to keep in force during the term of this Lease a standard maintenance agreement on all heating and air conditioning equipment and to provide a copy of such maintenance agreement to Landlord. The agreement shall require a semiannual inspection of equipment and Tenant will furnish Landlord with semiannual certifications by the inspection company that such equipment is in good repair.

Any repairs or replacement required to be made to such equipment shall be done or made only by such persons or corporations as have been approved in advance by Landlord.

10. Alterations.
Tenant shall effect no structural or exterior alteration to the Premises without the prior written consent of
Landlord and any alteration or improvement made within the Premises which results in any damage to the floor, ceiling or walls of the Premises shall be immediately repaired by Tenant and in any event at the termination of the Lease. Except as otherwise provided, all alterations, improvements and additions to the Premises shall remain thereon at the termination of the Lease and shall become the property of Landlord unless Landlord shall notify Tenant to remove same, in which latter event Tenant shall comply to the end that the Premises shall be restored to the same condition in which they were found prior to the commencement of work resulting in the alterations, improvements and additions.

11.Furniture and Fixtures.
Tenant may install furniture and fixtures within the Premises at Tenant’s sole expense and, subject to Paragraph 26 hereof, the same shall remain Tenant’s property if Tenant removes such furniture and fixtures prior to the expiration of the Lease. If the removal or installation of such furniture and fixtures results in any damage to the Premises, Tenant shall repair same to the end that the Premises shall be restores to the condition in which they were found immediately prior to the installation, normal wear and tear expected.

12. Covenants.
Tenant covenants with and for the benefit of Landlord:

a.
To comply with all requirements of any State or Federal statute or local ordinance or regulation applicable to Tenant or its use of the Premises and to save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so;

b.	To give Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises and the Common Area;
c.
To load and unload goods only at such times, in such areas and through such entrances as may be designated for such purposes by Landlord and to prohibit all trucks and trailers which have entered onto the Shopping Center property on account of Tenant’s conduct of business from remaining overnight in any portion of the Shopping Center;

d.	To make such arrangement as Landlord may reasonably require from time to time for the storage and disposal of all garbage and refuse;
e.	To keep the Premises sufficiently heated to prevent freezing of water in pipes and fixtures;
f.	To keep the outside areas immediately adjoining the Premises clean and free from ice and snow, and not to burn, place or permit any rubbish, obstructions or merchandise in such areas;
g.	To keep the Premises clean, orderly, sanitary and fee form objectionable odors and from insects, vermin and other pests;
h.
To park Tenant’s vehicles and to require Tenant’s directors, officers, employees, agents, contractors, sub-tenants, licensees and concessionaires to park their vehicles only in those portions of the parking area or at such other as are designated for that purpose by Landlord. Tenant agrees to pay to Landlord a daily rate to be established by Landlord (not to exceed $10.00 per vehicle per day) for any such vehicle parked in any part of the Shopping Center other than the designated area and from time to time upon written notice from Landlord, to promptly furnish Landlord with the State automobile license numbers assigned to the hereinabove designated vehicles;

i.
To keep its display windows, including window and shadow boxes in the Premises, dressed and illuminated and its exterior and interior signs and lights continuously well lighted every day of the Lease Term from 10:00a.m. to 10:00p.m. or as Landlord may reasonably require;

j.
To use and occupy the Premises continuously and uninterruptedly from and after its initial opening for business (which shall occur not later than the Beginning Date, subject to delays in opening for business caused by force majeure matters) and throughout the term of this Lease and to be open for business during such reasonable business hours as Landlord may prescribe from time to time, but at least from 10:00a.m. to 6:00p.m. five days per week (Monday through Friday) and 10:00a.m. to 5:00p.m. on Saturday, except when prevented from so doing by casualty, strike, Act of God or other causes beyond Tenant’s control, subject to the agreement that Tenant shall be required to remain open only on such days and during such hours as the majority of the remaining tenants in the Shopping Center are open;

k.
To conduct its business in the Premises under Tenant’s Trade Name and in all respects in a diligent and dignified manner, to refrain from using any sales promotion device or practice that would tend to mislead or deceive the public or, directly or indirectly detract from or impair the reputation or dignity of the Shopping Center, to refrain from installing or permitting the installation of video or other electronic games and keep the Premises in first class condition in accordance with the highest standards of operation of similar businesses, maintaining at all times during the term of this Lease a full staff of well trained and high grade personnel and a full and complete stock of seasonable merchandise so as to attain the highest possible sales volume;

l.
To comply with any reasonable rules and regulations of Landlord in connection with the Premises, the building of which the Premises are a part or the Shopping Center, which are in effect at the time of the execution of this Lease as set forth in this Lease or which may be from time to time promulgated by Landlord in its sold discretion (collectively, the “Rules and Regulations”);

m.	To install such fire extinguishers and other safety equipment as Landlord may require and to comply with the recommendations of Landlord’s insurance carriers and their rate making bodies;
n.	To pay promptly to Landlord all minimum and additional rentals and all other charges due to Landlord pursuant to the terms of this Lease before the same shall become delinquent;
o.
To paint and keep the Premises, including the store front, in good condition and repair and to deliver the Premises to Landlord at the end of the term of this Lease in as good condition as they were when received by Tenant, excepting only normal wear and tear and repairs required to be made by Landlord;

p.	To operate a business in the Premises only for the Permitted Uses shown on the schedule annexed hereto entitled Fundamental Lease Provisions;
q.
To contract for termite and pest extermination services for the Premises which shall be rendered no less frequently than semi-annually and to deliver to Landlord a certificate evidencing such services;

r.	To participate in any reasonable window cleaning program that may be established by Landlord for stores in the Shopping Center;
s.	To spend at lease two percent (2%) of its annual Gross Receipts in advertising, either by newspaper, radio, television or other media approved by Landlord;
t.
Tenant’s heating or air conditioning facilities shall be operated during all hours that Tenant is open for business, including but not limited to the minimum hours referred to above, and at such times as Tenant is using the Premises for inventory or other non-business purposes; and

u.	To refrain from doing each and every one of the following:
1.	Using the Premises in any manner which, in Landlord’s opinion, is or may be harmful to the buildings or disturbing to other tenants in the Shopping Center;
2.	Installing or permitting the installation of video or other electronic games;
3.	Pasting or otherwise affixing and merchandise or any advertising material closer than twelve inches (12”) to the interior side of any such display window or door;
4.	Placing any machines, equipment or materials of any kind outside of the confines of the Premises;
5.
Permitting, allowing or causing to be used in or about the Premises or other portions of the Shopping Center any phonographs, radios, public address systems, sound production or reproduction devices, mechanical or moving display devices, motion picture or television devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices or any similar advertising media or devices, the effect of which shall be visible or audible from the exterior of the Premises;

6.
Causing or permitting any noxious, disturbing or offensive odors, fumes or gases, or any smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises;

7.	Permitting any act to be performed or any practice to be adopted or followed in or about the Premises which, in Landlord’s opinion, may detract from or impair the reputation of the Shopping Center;
8.
Causing or suffering to be done, any act, matter or thing objectionable to insurance companies whereby any property insurance or any other insurance now in force or hereafter to be placed on the Shopping Center or on any part thereof may become void or be suspended, or whereby the insurance premiums payable by Landlord, or by any tenant of Landlord, may be increased;

9.	Conducting any auction, fire, bankruptcy, selling out or going out of business sale on or about the Premises;
10.	Attaching any awning, antenna or other projection to the roof or the outside walls of the Premises or the building of which the Premises are a part;
11.
Committing or suffering to be committed by any person any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Shopping Center;

12.
Soliciting business for itself, or permitting its licensees, concessionaires or subtenants to solicit business in the parking areas or other Common Areas or distributing handbills or other advertising matter in or on automobiles parked in a parking area or in other Common Areas; or

13.	Vacating or abandoning the Premises or allowing the same to appear to be vacated or abandoned.

13. Hazardous Waste.
a. In General. Tenant shall not use, generate, manufacture, produce, store, transport, treat, dispose of or permit the escape or release on, under, about or from the Premises, or any part thereof, of any Hazardous Materials. As used herein, “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law, (b) is regulated, controlled or governed by any Hazardous Materials Law or other applicable law, (c) is petroleum or a petroleum product, or (d) is asbestos, formaldehyde, a radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials). As used herein, “Hazardous Materials Law” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing. If Tenant’s Permitted Use requires the use and/or storage of any Hazardous Materials on, under or about the Premises, Tenant shall provide written notice to Landlord, prior to final execution of this Lease, of the identity of such materials and Tenant’s proposed plan for the use, storage and disposal thereof; such use, storage and disposal shall be subject to Landlord’s approval, in Landlord’s sole and absolute discretion. If Landlord approves such proposed use, storage and disposal of specific Hazardous Materials, Tenant may use and store upon the Premises only such specifically approved materials and shall comply with any conditions to such approval as Landlord may impose in its sole and absolute discretion. Tenant shall fully and promptly comply with all Hazardous Materials Laws at all times during the Lease Term, and at the expiration or earlier termination of the Lease Term, Tenant shall remove and dispose of all Hazardous Materials affecting the Premises resulting from the use or occupancy thereof by Tenant or its agents, employees, suppliers, contractors, subtenants, successors and assigns. Notwithstanding the foregoing, Landlord consents to Tenant’s above-ground use, storage, transport and off-site disposal of products containing small quantities of Hazardous Materials (e.g. cleaning solutions and materials), provided Tenant shall handle, use, store, transport and dispose of such Hazardous Materials in a safe and lawful manner and in accordance with all applicable manufacturer’s recommendations and shall not allow such Hazardous Materials to contaminate the Premises.

b. Indemnity. Tenant indemnify, protect, defend and hold Landlord (and its partners, joint venturers, shareholders, affiliates and property managers, and their respective officers, directors, employees and agents) and Landlord’s mortgagee(s) harmless from and against any claim, demand, investigation, proceeding, action, suit, judgment, award, fine, lien, loss, damage, expense, charge or cost of any kind or character and liability (including reasonable attorneys’ fees and court costs arising out of, in connection with, or directly or indirectly arising out of the use, generation, manufacture, production, storage, treatment, release, disposal or transportation of Hazardous Materials by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under, about or from the Premises, including, but not limited to, all foreseeable and unforeseeable costs, expenses and liabilities related to any testing, repair, cleanup, removal costs, detoxification or decontamination and the preparation and implementation of any closure, remedial action, site assessment costs or other required plans in connection therewith deemed required, necessary or advisable by Landlord or any governmental authority, and any foreseeable or unforeseeable consequential damages. Any defense of Landlord pursuant to the foregoing indemnity shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor Tenant’s strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant’s indemnification obligations hereunder. The foregoing indemnity shall be in addition to and not a limitation of the other indemnification provisions of this Lease. Tenant’s obligations under this Paragraph 13 shall survive the termination or expiration of this Lease.
c. Reporting. Tenant shall notify Landlord in writing immediately after any of the following (i) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Materials have been released, discharged or located on, under or about the Premises, whether or not the same is in quantities that would otherwise be reportable to a public agency, (ii) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation, order or enforcement action, under any Hazardous Materials Law concerning the Premises, (iii) Tenant becomes aware of any claims made or threatened by any third party concerning the Premises respecting Hazardous Materials.

14. Tenant’s Signs and Advertising.
Tenant, at its expense, shall furnish and install, prior to the opening of its business, and maintain at an appropriate location on the exterior of the Premises, an identification sign of such design, content, form and material as it may select for the purpose of designating its business. Such sign shall be approved by Landlord in writing prior to installation and shall comply with the Sign Criteria set out Exhibit “C” which is attached hereto and incorporated herein. In the event Tenant requests any change to its sign which requires Landlord’s review and approval of sign drawings, Tenant shall pay Landlord’s actual legal fees, if any, and an administrative fee of $500.00, for review and approval of such document.

Tenant shall not install any temporary sign(s) upon or about the interior or exterior of the Premises at anytime prior to or after the opening of its business without the prior written consent of Landlord. Violation of this provision shall constitute a default under this Lease, and furthermore shall obligate Tenant to pay daily to Landlord as liquidated damages ONE HUNDRED DOLLARS ($100.00) for each day any temporary sign not prior approved in writing by Landlord remains installed in, upon or about the interior or exterior of the Premises. Landlord and Tenant agree that actual damages to Landlord in the event Tenant does not install a sign on the Premises would be difficult, if not impossible, to ascertain. Landlord’s right to receive such additional rent as liquidated damages for Tenant’s breach shall be in addition to its rights and remedies set forth in this Lease, and the receipt of additional rent by Landlord hereunder shall not constitute a waiver by Landlord of its right to exercise the rights and remedies set forth in this Lease.

Tenant further agrees that its failure to have its exterior identification sign (and if applicable, its under-canopy sign), as required under this Lease and in accordance with the Sign Criteria (Exhibit “C”) of this Lease, installed prior to the opening of its business shall:

(i)	constitute a default under this Lease;
(ii)
prohibit Tenant from operating its business on the Premises until said sign(s) is installed, or in the event Tenant has opened its business then Tenant shall be required to close its business until said sign(s) is installed, which in any event shall not release Tenant from its covenant to pay rent or otherwise relieve Tenant from any monetary obligation under its Lease; and

(iii)
require Tenant to pay daily to Landlord as liquidated damages ONE HUNDRED DOLLARS ($100.00) for each day Tenant remains in violation of this provision, in addition to all other rent and any other monetary sums due and payable by Tenant to Landlord under this Lease. Landlord and Tenant agree that actual damages to Landlord in the event Tenant does not comply with these covenants would be difficult, if not impossible, to ascertain. Landlord’s right to receive such additional rent as liquidated damages for Tenant’s breach shall be in addition to its rights and remedies set forth in this Lease and the receipt of additional rent by Landlord hereunder shall not constitute a waiver by Landlord of its right to exercise the rights and remedies set forth in this Lease. Only with the prior written consent of Landlord shall Tenant be permitted to open its business on the Premises prior to the date Tenant has installed said identification sign.

Tenant will advertise a minimum of six times each year in shopping center cooperative advertising newspaper sections, tabloids, or mail pieces in an amount of at lease twenty newspaper inched per individual advertising program. Such advertising may be applied toward the required two percent (2%) required under the provisions of Paragraph 12. Tenant agrees to refer to the name and address of the Shopping Center in designating the location of the Premises in all newspaper and other advertising, stationery, other printed material and all other references to location of the Premises; to include the address and identity of its business activity in the Premises in all of its advertising in which the address and identity of any other business activity of like character conducted by Tenant within the area serviced by the Shopping Center shall be mentioned and to use the Tenant’s Trade Name as set forth in this Lease in all such advertising.

15. Landlord’s Privileges.
In addition to the other rights and privileges of Landlord herein or by law granted, Landlord shall have the following rights and privileges:

a. To go upon and inspect the Premises at any reasonable time and at Landlord’s option make repairs, alterations and additions thereto or to other portions of the Shopping Center, which right, in the event of an emergency, shall include the right of Landlord to forcibly enter said Premises without rendering Landlord or Landlord’s agents or employees liable therefore;
b. To install, maintain, use and repair pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises;
c. To display “For Rent” signs within the Premises at prominent locations at any time within the last six (6) months of the term of this Lease;
d. To install, place upon or affix to the roof and exterior walls of the Premises such signs, displays, antennae and other objects or structures as Landlord shall deem necessary or appropriate for the promotion, operation, expansion, maintenance or repair of the Shopping Center; and
e. To make alterations on or additions to the building in which the Premises are located, to build additional stories thereon, and to build adjacent to or adjoining the Premises. Landlord reserves the right to construct and improve other buildings and add to any existing building or improvement in the Shopping Center, and to permit others to do so. Said alterations or additions may temporarily restrict or diminish the free flow of traffic in the Shopping Center or temporarily create noise or other annoyances which, absent this provision, could be construed to interfere with Tenant’s enjoyment of the Premises and to the enjoyment of an access to the Premises by Tenant’s subtenants, employees and invitees. The exercise by Landlord of any of its rights, whether herein enumerated or otherwise, shall never be deemed to be an eviction of Tenant (or of Tenant’s subtenant) nor a disturbance of the use and possession of said Premises by Tenant, Tenant’s subtenants, employees and customers.

16. Damages to Premises.
If the Premises or the Shopping Center are damaged or destroyed by fire, storm, Act of God, war, riot, unavoidable accident, public enemy or other casualty to an extent greater than twenty percent (20%) of the replacement cost thereof, Landlord reserves the right, at Landlord’s sole discretion, of either terminating this Lease or restoring the Premises (if and to the extent damaged) to the condition in which they were prior to such damage or destruction (not to include any replacement or other installation of trade fixtures, equipment or other property of Tenant ). If Landlord should elect to reconstruct the Premises, Tenant is to be advised in writing by Landlord within a period of forty five (45) days after said damage or destruction that Landlord will as soon as practicable repair and restore the Premises to the condition above set forth. During the time required for repairing and restoring the Premises as aforesaid, to the extent that the same are rendered untenantable the fixed minimum rent shall abate on a per diem basis in proportion to that portion of the Premises rendered untenantable and the Base Receipts amount used in computing percentage rent shall be reduced in like manner. If the Premises, or any part thereof, should be damaged by fire, storm, war, riot, Act of Gold, unavoidable accident, public enemy or other casualty to an extent that is less than twenty percent (20%) of the replacement cost, Landlord shall, to the extent that the same is covered by insurance repair such damage and the rent shall not be abated. If by reason of any such event, the Premises shall be rendered untenantable in part, Landlord shall speedily and as soon as practicable after such destruction repair and restore the Premises to the condition in which they were prior to such damage or destruction (not to include any replacement or other installation of trade fixtures, equipment or other property of Tenant).

Notwithstanding the above, if the Premises are damaged or destroyed by a casualty not covered by Landlord’s insurance, or if such damage to the Premises is suffered during the last two year of the then current term of this Lease and the damage is sufficiently extensive to result in the entire suspension of Tenant’s business, however temporary, or if the proceeds of any insurance are not made available to Landlord by its lender, then Landlord at its option may elect not to repair the Premises and upon so notifying Tenant in writing this Lease shall terminate as of the date on which the damage occurred.

17. Eminent Domain
If more than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then either party hereto shall have the right to terminate this Lease effective on the date physical possession is taken by the condemning authority.

If less than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use in said manner, this Lease shall not terminate. However, in the event any portion of the Premises is taken and the Lease not terminated, the fixed minimum rent specified herein shall be reduced during the unexpired term of this Lease in proportion to the area of the Premises so taken and the Base Receipts amounts used in computing percentage rent shall also be reduced in the same proportion. Any such reduction shall be effective on the date physical possession is taken by the condemning authority.

If any portion of the Common Area of the Shopping Center is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall continue in full force and effect, without reduction in rentals or other changes in the terms of this Lease unless the area so taken shall exceed twenty-five percent (25%) of the total number of square feet in the Common Area of the Shopping Center, in which event either party may terminate this Lease.

Any election to terminate this Lease following condemnation shall be evidenced by written notice of termination delivered to the other party not later than fifteen (15) days after the date on which physical possession is taken by the condemning authority and shall be deemed effective as of the date of said taking. If, however, the lease is not terminated following a partial condemnation, Landlord shall promptly make all necessary repairs or alterations to the Premises and/or Shopping Center which are necessary to restore the Premises and/or Shopping Center to an architectural whole.

All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) whether for the whole or a part of the Premises, shall be the property of the Landlord, whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant’s fixtures and other property within the Premises if a separate award for such items is made to Tenant and such award does not reduce the award made to Landlord.

18. Default.
a.  If one or more of the following events (herein called “Events of Default”) shall occur: (i) if Tenant shall fail to pay any rent or any other charge or sum to be paid by Tenant to Landlord when due in accordance with the terms of this Lease and such default shall continue for a period five (5) days; or (ii) if Tenant shall fail to keep or perform or abide by any other requirement, term, condition, covenant or agreement of this Lease or of the Rules and Regulations now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease and such default shall continue for a period of ten (10) days after notice to Tenant of such default; or (iii) if Tenant (or, if Tenant is a partnership, if any partner in Tenant) or any guarantor of this Lease shall file a petition in bankruptcy or take or consent to any other action seeking any such judicial decree, or shall file any debtor proceedings or a petition for an arrangement or for corporate reorganization, or shall make any assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if any court of competent jurisdiction shall enter a decree or order adjudicating it bankrupt or insolvent, or if any trustee or receiver for Tenant or for any substantial parrot of its property shall be appointed, of if any person shall file a petition for involuntary bankruptcy against Tenant and such appointment or petition shall not be stayed or vacated within a reasonable period of time or entry thereof (not to exceed 90 days) , or if Tenant’s interest hereunder shall pass to another by operation of law in any other manner; or (iv) if Tenant’s interest in this Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within fifteen (15) days of entry thereof; or (v) if any audit conducted by or for Landlord under Paragraph 7(a) of this Lease shall disclose Gross Receipts to be understated by more than two percent (2%) of the amount theretofore reported by Tenant to Landlord for any period of three (3) consecutive months or should such understatement occur more than once during the term of this Lease; or (vi) if Tenant shall vacate or abandon the Premises or shall fail to strictly comply with its agreement in Paragraph 12 above to maintain minimum business hours; then and in any such event Landlord without declaring a termination of this Lease (which right is, however, unconditionally and absolutely reserved) may at its election exercise any one or more or all of the following remedies in addition to any other remedies available to Landlord at law, in equity or pursuant to the terms of this Lease. To the extent permitted by applicable state law, the time periods provided in this Paragraph 18 for cure of Tenant’s defaults under this Lease shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable state law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises. Any notice given pursuant to this Paragraph 18 is in lieu of any written notice required by statute or law, and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Paragraph 18.

b. Upon the occurrence of an Event of Default, the Landlord shall have the right and remedies allowed at law, in equity, or by statute. Without limiting the generality of the foregoing, Landlord, upon the occurrence of an Event of Default, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total rental (which may at Landlord’s election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the term. In determining the rental which would be payable by Tenant subsequent to default, the rental for each year of the unexpired term shall be equal to the rental payable by Tenant (including, without limitation, Fixed Minimum Rent, percentage rent and all other charges payable hereunder by Tenant) for the last year prior to default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law.

19. Landlord’s Performance For Account of Tenant.
If Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the expiration of the time limit hereinabove set forth for the curing of said default(s), then Landlord may cure said default(s) on behalf of Tenant. Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent and the same together with interest thereon at the rate of the lesser of the maximum interest rate allowed by law or eighteen percent (18%) per annum from the date upon which any such expense shall have been incurred may be added, at the option of Landlord, to any rent then due or thereafter falling due hereunder. Nothing contained herein shall be construed to prevent Landlord from immediately collecting from Tenant by suit or otherwise, any such sums with interest.

20. Insurance-Indemnity.
During the term of this Lease, Tenant, its assignees and sublessees shall protect, defend, indemnify and save Landlord harmless from any and all claims, penalties, or demands, including court costs and attorneys’ fees, whatsoever arising, directly or indirectly, out of or from Tenant’s use or occupancy of the Premises.

Tenant shall keep in force, upon delivery of the Premises by Landlord and during the full term of this Lease or any renewal or extension thereof, workmen’s compensation insurance, commercial general liability insurance (occurrence coverage) and special risk property insurance, all issued by a nationally recognized insurance company licensed to do business in South Carolina and having a rating of “A” or better in the most current available Best’s Insurance Reports, with such limits as may be reasonably requested by Landlord from time to time, but with minimum commercial general liability limits not less than $1,000,000.00 single limit coverage and $2,000,000.00 combined coverage (with broad form contractual liability coverage) and, for property damage, not less than the greater of $100,000.00 or the full replacement cost of all property of Tenant within or about the Premises (and any policy proceeds shall be used for the repair or replacement of any property of Tenant damaged or destroyed). Said liability policy shall name Landlord and Landlord’s mortgagee(s) as additional insureds, shall provide that it shall not be canceled, allowed to lapse, reduced or changed for any reason unless and until Landlord is given fifteen (15) days notice in writing by the insurance company and shall insure Tenant’s performance of the indemnity provisions of this Lease (but the amount of such insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder). Said insurance policies or other evidence of coverage satisfactory to Landlord shall be deposited with Landlord upon occupancy of Premises by Tenant and from time to time upon the request of Landlord during the term hereof. All liability, property damage or other casualty insurance policies shall be written as primary policies, not contributory with or secondary to coverage that Landlord may carry.

Landlord (for itself and its insurer) waives any rights, including rights and subrogation, and Tenant (for itself and its insurer) waives any rights, including rights of subrogation, each may have against the other for compensation of any loss or damage occasioned to Landlord or Tenant arising from any risk generally coverable by a standard all-risk policy of insurance or which is actually covered by the property insurance carried by Landlord or Tenant as applicable. The foregoing waivers of subrogation shall be operative only so long as available in the State of South Carolina. The foregoing waivers shall be effective whether or not the parties maintain the insurance required to be carried pursuant to this Lease.

21. Personal Property.
Tenant agrees that all personal property in said Premises shall be and remain at Tenant’s sold risk, and Landlord shall not be liable for any damage to, or loss of such personal property arising from any acts of negligence of any persons other than Landlord’s employees or from fire, or from the leaking of the roof, or from the bursting, leaking, or overflowing of water, sewer, or steam pipes, or from malfunctions of the heating, plumbing, or electrical systems, or from any other cause whatsoever. Tenant expressly agrees to indemnify and save Landlord harmless in all such cases.

22. Competing Business.
Tenant, its principals, affiliates, subsidiaries, officers and owners, agree and covenant that it shall not, directly or indirectly, during the term of this Lease or any renewals or extensions thereof, own, operate, manage or have any interest in the profits of any similar business establishment that Tenant operates in the Shopping Center within a radius of three (3) miles from the outer perimeter of the Shopping Center.

23. Marketing Fund.
a. Landlord may establish a Marketing Fund to provide and maintain a professional advertising and sales promotions and activities for the benefit of the Shopping Center (the “Marketing Fund”). In connection with said fund, Landlord agrees to provide promotional and sufficient secretarial services and pay the salaries and expenses for all personnel and to pay for such rental, utilities, supplies, telephone and all equipment and space necessary for providing the services of such Marketing Fund. Tenant agrees to pay to Landlord the greater of the amount set forth in the Fundamental Lease Provisions or a minimum annual fee of fifty cents ($.50) per square foot of Gross Leasable Area of the Premises. If the first Lease Year is less than twelve (12) months, Tenant’s payment hereunder shall be decreased on a per diem basis. Tenant agrees that at the tend of every Lease Year during the term hereof, the per square foot Marketing Fund fee set forth above or in the Fundamental Lease Provisions shall be increased in proportion to the increase in the cost of living between the Beginning Date under this Lease and the ending date of such Lease Year. The cost of living on each such date shall be measured by the Consumer Price Index for All Urban Consumers specified for all items, U.S. City Average (1982-84=100) published on the date nearest to each such date by the Bureau of Labor Statistics of the United States Department of Labor; or, if such Index is not then in use, by the most nearly comparable thereto.
b. At such time or times as Landlord shall not elect to provide the Marketing Fund service hereinabove set forth in Subparagraph (a) hereof, Landlord may cause to be established a Merchants Association for the tenants of the Shopping Center, and Tenant agrees to become and remain a member of such Merchants Association for the entire team of this Lease and any renewal or extension thererof. Tenant agrees to pay as dues to said Merchants Association the amounts hereinabove set forth in Subparagraph (a) hereof as if Landlord had established the Marketing Fund therein referred to.
c. In addition to the foregoing, Tenant agrees to advertise in any and all special Marketing Fund newspaper sections or other advertisements and agrees to cooperated in the Marketing Fund center wide sales and advertisements, except that Tenant shall not be required to participate in or contribute to more than six (6) Shopping Center-wide advertisements of more than one-eighth (1/8th) of an eight (8) column wide by twenty-one inch (21”) deep page or equivalent each in any calendar year.
d. The payments required to be made pursuant to this Paragraph 23 shall be paid by Tenant in monthly installments in advance on the first day of each month and shall be treated as additional rent.
e. Except for increases referred to in subparagraph (a) above, Landlord may increase the Marketing Fund fee only upon written notice to and with written approval of fifty percent (50%) of all tenants of the Shopping Center.

24. Application of Payments Received From Tenants.
Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligations of Tenant to Landlord regardless of the instructions of Tenant as to application of any sum whether such instructions be endorsed upon Tenant’s check or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check or checks drawn by others than Tenant shall in no way affect Tenant’s liability hereunder nor shall it be deemed an approval of any assignment of this Lease by Tenant.

25. Assignment or Subletting.
Tenant shall not assign, mortgage, or encumber this Lease nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord and payment by Tenant to Landlord of its actual legal fees, if any, and $500.00 for Landlord’s documentation fee. If this Lease is assigned by Tenant or if the Tenant sublets the Premises for rent in excess of the rent payable hereunder, Tenant shall pay any such excess in the event of a sublet (or any consideration received in the event of assignment) to Landlord as additional rental. If this Lease is assigned or if the Premises or any part thereof is sublet, or occupied other than by Tenant, Landlord, in the event of default by Tenant, may collect rent directly from the assignee, subtenant, or occupant and apply the amount collected to the rent due from Tenant. Such action by Landlord shall not constitute a waiver of this provision nor a release of Tenant from any obligation under this Lease. The consent of Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the written consent of Landlord to any further assignment or subletting and shall not relieve Tenant from liability hereunder. Any assignment or subletting under this Lease automatically cancels any options to extend the term of this Lease which may have been granted hereunder.

26. Lien on Fixtures.
During the term of this Lease or any renewals or extensions thereof, Landlord shall have an express lien (in addition to statutory liens) for the payment of rent and to secure full and complete performance of all the terms and conditions hereof upon all the trade fixtures, goods, stock in trade, and personal property of Tenant which shall have been or thereafter may be placed upon the Premises. Tenant agrees upon request of Landlord to execute and deliver from time to time all documents necessary to perfect said lien.

27. Mechanics Liens.
a. General. Tenant shall pay or cause to be paid all costs of labor, services and/or materials supplied in the prosecution of any work done in the Premises by or on behalf of Tenant or persons claiming under Tenant, and Tenant shall keep the Premises free and clear of all mechanics’ liens and other liens arising out of any work done for Tenant or persons claiming under Tenant. Tenant shall promptly notify Landlord of any claim or lien filed against the Premises or the commencement of any action affecting the title thereto.
b. Contest of Lien. If Tenant desires to contest the claim of any mechanics’ lien, Tenant shall (i) either post a release bond issued by a responsible corporate surety as prescribed by law or furnish Landlord with adequate security for the amount of the claim plus estimated costs and interest, and (ii) promptly pay or cause to be paid any and all sums awarded to the claimant on its suit.
c. Landlord’s Right to Cure. If Tenant fails to provide security for or satisfaction of any mechanics’ lien, then Landlord, in addition to any other rights or remedies it may have under this Lease or at law or in equity, may (but shall not be obligated to) discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) posting a release bond, or (iii) taking such action as Landlord shall deem appropriate, and Tenant shall pay to Landlord on demand (and as additional rent hereunder) all costs incurred by Landlord in setting and discharging such lien (including reasonable attorneys’ fees and bond premiums).
d. Notice of Non-Responsibility. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility or such other notices that Landlord may deem to be proper for the protection of Landlord’s interest or the interest of Landlord’s agents, employees or contractors in the Premises. Tenant shall give Landlord at least ten (10) days advance written notice of its intention to commence any work that might result in a lien.

28. Change of Control of Tenant.
If at any time during the term of this Lease any part or all of the corporate shares of Tenant (if Tenant is a corporation), or the interest of any proprietor of Tenant (if Tenant is a proprietorship), or the interest of any member of Tenant (if Tenant is a limited liability company), or the interest of any partner of Tenant (if Tenant is a partnership) shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the control of Tenant, Tenant shall promptly notify Landlord, in writing, of such change.

29. Estoppel Certificates.
At any time and from time to time upon request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord within fifteen (15) days after notice by Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the fixed minimum rent, percentage rent, and other charges payable hereunder have been paid, and any other factual data relating to this Lease or the Premises which Landlord’s lender or lenders may request.

30. Brokerage.
Tenant warrants that it has no dealings with any broker or agent in connection with this Lease other than Landlord’s broker (American Asset Corporation) and Tenant’s Broker (CBRE Carmody, LLC), and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

31. Force Majeure.
Not withstanding anything in this Lease to the contrary, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease to be performed by it if any failure of its performance shall be due to any strike, lockout, civil commotion, war, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, Act of God, or any other cause whatever (including failure of Tenant to supply necessary data or instructions) beyond the reasonable control of Landlord, or inability of Landlord to obtain financing satisfactory to Landlord, and the time for performance by Landlord shall be extended by the period of delay resulting from or due to any of said causes.

32. Release From Liability.
Tenant agrees not to hold Landlord responsible or liable in damages by abatement of rent or otherwise for any damage sustained by Tenant or any other person due to the state of repair of the building in which the Premises is located or any part thereof or appurtenance thereto, the happening of any accident (unless resulting from affirmative acts of gross negligence on Landlord’s part), damage caused by water, snow, windstorm, tornado, gas, steam, electric wiring, plumbing, or heating apparatus, any acts or omissions of cotenants or other occupants of the Shopping Center or losses by theft.

Notwithstanding any other provision in this Lease, Tenant hereby releases Landlord from any claim with respect to water or other damage sustained by Tenant from the sprinkler system, except that, subject to the waiver of subrogation in Paragraph 20 hereof, Tenant does not hereby waive any claim for such damage resulting from (a) faulty installation or maintenance of said sprinkler system, or (b) the negligence of Landlord or any of Landlord’s servants, agents or employees.

33. Security.
Landlord may, from time to time and to the extent it deems appropriate, determine whether to arrange for security services in the Common Areas or manned traffic control for special events at the Shopping Center. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any loss or damages suffered by Tenant or anyone else for failure to supply such services or manned traffic control. It is agreed that Landlord’s supplying such security services shall not relieve Tenant of its duty to maintain security within the Premises.

34. Financial Information of Tenant.
Tenant shall at any time and from time to time during the term of this Lease, within (15) days of written request by Landlord, deliver to Landlord such financial information concerning Tenant and Tenant’s business operations (and the Guarantor of this Lease, if the Lease be guaranteed) as may be reasonably requested by any mortgagee or prospective mortgagee or purchaser. If Tenant fails to provide such information promptly, then, without limiting any other remedy by which Landlord may have for such failure, Landlord may thereupon terminate this Lease on not less than ten (10) days written notice.

35. Holding Over.
Tenant shall not acquire any right or interest in the Premises by remaining in possession after the termination of this Lease. If Tenant continues to occupy the Premises after the last day of the term hereof or after the last day of any renewal or extension of the term hereof, and Landlord elects to accept rent thereafter, a monthly tenancy termination at will by either party of not less than thirty (30) days written notice shall be created; such monthly tenancy which shall be on the same terms and conditions as those herein specified, except that Fixed Minimum Rent and other charges payable hereunder will be increased to 150% of Fixed Minimum Rent and other charges being paid immediately prior to the expiration of the Lease term. The foregoing shall not constitute Landlord’s consent for Tenant to holdover. In the event Tenant remains in possession of the Premises after the expiration of this Lease without Landlord’s consent, Tenant shall also pay to Landlord all damages, direct and consequential, sustained by Landlord resulting from retention of possession by Tenant, including without limitation damages from the loss of any proposed subsequent tenant for any portion of the Premises.

36. Waiver.
It is understood and agreed that waiver by Landlord of any default or breach of any covenant, condition or agreement herein shall not be construed to be a waiver of that covenant, condition or agreement or of any subsequent breach thereof. The acceptance of rent by Landlord with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No delay or omission of Landlord to exercise any right or power arising from any default on part of Tenant shall impair any such right or power, or shall be construed to be a waiver of any such default or acquiescence thereto.

37. Warranty.
Landlord covenants, represents and warrants that it has the full right and authority to lease the Premises upon the terms and conditions herein set forth and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of its agreements hereunder.

38. Transfer of Landlord’s Interest.
The term “Landlord” as used in this Lease means only the owner or the mortgagee in possession for the time being of the land and building or the owner of the lease or of the building or of the land and building of which the Premises are a part so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale or the lessee of the building or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of the Landlord hereunder shall be limited to the equity of the Landlord in the Shopping Center in the event of a breach or the failure of Landlord to perform any of the terms, covenants, conditions and agreements of this Lease to be performed by Landlord. In furtherance of the foregoing, the Tenant hereby agrees that any judgment it may obtain against Landlord as a result of the breach of this Lease as aforesaid shall be enforceable solely against the Landlord’s interest in the Shopping Center.

Any security given by Tenant to Landlord to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

Landlord’s assignment, sale or transfer of the Lease or of any or all of its rights herein shall in no manner affect Tenant’s obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord’s interest.

39. Security Deposit.
Not Applicable.

40. Landlord Not Partner.
It is expressly understood and agreed that the Landlord is not a partner, joint venturer or associate of Tenant in the conduct of Tenant’s business, that the provisions of this Lease with respect to the payment by Tenant of percentage rentals are payment of additional rent and not sharing of profit and that the relationship between the parties hereby is and shall remain at all times that of Landlord and Tenant.

No provision of this shall be construed to impose upon the parties hereto any obligation or restriction not expressly set forth herein.

41. Additional Instruments
The parties agree to execute and deliver any instruments in writing, including a Memorandum of Lease suitable for recording (which shall be at Tenant’s sole cost), necessary to carry out any agreement, term, condition, or assurance in this Lease whenever occasion shall arise and request for such instrument shall be made. This lease shall not be recorded.

If, following the execution of this Lease, Tenant requests that Landlord execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, then Tenant shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, and an administrative fee of $500.00, incurred by Landlord in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by Landlord. All such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

42. Pronouns.
All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s) or corporation(s) may require.

43. Counterparts.
This Lease may be executed in counterparts all of which taken together shall be deemed one original when executed by both parties.

44. Amendment and Modifications.
This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties.

45. Binding Effect.
This Lease shall be binding upon and inure to the benefit of the parties hereto, their assigns, administrators, successors, estates, heirs and legatees respectively, except as herein provided to the contrary.

46. Controlling Law.
This Lease and the rights of the Landlord and Tenant hereunder shall be construed and enforced in accordance with the law of the State in which the premises are located.

47. Partial Invalidity.
In the event that any part or provision of this Lease shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Lease which can be separated from the invalid, unenforceable provision shall continue in full force and effect.

48. Captions.
The index, paragraph and marginal titles, numbers and captions contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, modify, or describe the scope or intent of this Lease nor any provision herein.

49. Subordination.
This Lease is subject and subordinate to any mortgage or deed of trust now or hereafter placed on the property of which the Premises is a part; provided, however, that at the option of the mortgagee the Lease or portions of the Lease can be made superior to the mortgage or deed of trust; provided further that unless the entire Lease is made superior to such mortgage or deed of trust, the holder of said mortgage or the trustee of such deed of trust shall agree that this Lease shall not be divested or in any way affected by a foreclosure or other default proceedings under said mortgage or deed of trust or the obligations secured thereby, so long as Tenant shall not be in default under the terms of this Lease; and Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default proceeding under said mortgage or deed of trust or obligation secured thereby, including foreclosure. Tenant further agrees that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns and to the purchaser or assignee at any such foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instruments required to give effect to the provisions of this paragraph.

50. Lease Rider.
Addendum A (Common Area Maintenance, Insurance and Taxes) and Addendum B (Option to Extend) are hereby attached hereto made a part hereof.

51. Surrender of Premises.
Subject to Paragraph 26 hereof, at the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all of its fixtures, furniture, furnishings, signs and other personal property not permanently affixed to the Premises and surrender possession of the Premises to Landlord in broom clean condition and good state of repair, except ordinary wear and tear.

52. Attorneys’ Fees.
If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. The prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

53. Guaranty.
Not Applicable.

54. Declaration.
At any time prior to or following the execution of this Lease, Landlord shall have the right, at Landlord’s election, to prepare and record a declaration of easements, covenants, conditions and restrictions (as amended, the “Declaration”) governing the operation, maintenance and use of the Shopping Center, including, without limitation, the Premises. Notwithstanding any term or provision hereinto the contrary, Tenant agrees to subordinate this Lease to and comply with and abide by the terms of said Declaration, if and when recorded by Landlord in the Charleston County Public Registry, in connection with Tenant’s use and operation of the Premises. In this regard, the Declaration, if and when recorded, shall be employed in conjunction with this Lease; provided, however, if there is an express conflict between the terms of the Declaration and terms of this Lease, the terms of the Declaration shall control and prevail. The mere fact that the terms of the Declaration may be more restrictive than the terms of this Lease, or vice versa, shall not be construed as an express conflict, and in such case the most restrictive provision shall control and prevail.

55. Prohibited Uses.
Notwithstanding any term or provision herein to the contrary, in no event shall the Premises and/or any improvements located thereon be used for any use or purpose set forth on Exhibit “E” attached hereto and incorporated herein by reference.

56. Exclusive Use.
Notwithstanding any term or provision herein to the contrary, Landlord shall abide by the Exclusive Use granted to Tenant as set forth on Exhibit F, attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first above mentioned.

LANDLORD:

BELLE-HALL DEVELOPMENT PHASE III LIMITED
PARTNERSHIP,
a South Carolina Limited Partnership

By: AAC-Belle-Hall Development Phase III GP, LLC,
Its sole general partner

By: /s/ Paul L. Herndon
Name: Paul L. Herndon
Title: Vice President

TENANT:

DGSE COMPANIES, INC.,
a Nevada corporation

By: /s/ W. H. Oyster
Name: William H. Oyster
Title: President